Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned firm of Independent Petroleum Engineers, of Casper, Wyoming, United States, knows that it is named as having prepared an audit of a constant dollar reserves evaluation prepared by Nautilus Poplar LLC dated September 10, 2015, of the then-Montana interest of Magellan Petroleum Corporation, and hereby gives consent to the use of its name and to the use of the said estimates in the form and context in which they appear in this Registration Statement on Form S-3, and to the reference to us under the heading “Experts” in such Registration Statement. We further consent to the use of the information contained in our audit letter dated September 10, 2015 relating to said estimates. We further consent to the incorporation by reference thereof in Magellan Petroleum Corporation’s Registration Statement Nos. 333-70567, 333-162668, 333-171149, and 333-189614 on Form S-8, and Registration Statement No. 333-200291 on Form S-3.

ALLEN & CROUCH PETROLEUM ENGINEERS, INC

By:    /s/ Richard L. Vine                          Richard L. Vine, P.E.

Date: October 11, 2016